UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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TEGNA INC.

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The following revised investor presentation was made available by TEGNA Inc. on its website on March 22, 2020.

2

March 2020

Forward-Looking Statements Any statements contained in this presentation that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements with respect to the expected financial results of the company. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause the company’s actual results or actions to differ materially from what is expressed or implied by these statements. Such statements include, but are not limited to: our confidence in the future performance of the company; our ability to execute on our capital allocation, growth and diversification strategies, including potential mergers and acquisitions; the realization of expected regulatory changes and our ability to monetize new content and grow subscriber revenue. Economic, competitive, governmental, technological and other factors and risks that may affect the company’s operations or financial results expressed in this presentation are discussed in the company’s most recently filed Annual Report on Form 10-K, and in the company’s subsequent filings with the U.S. Securities and Exchange Commission (SEC). Another factor that may impact the company’s operations or financial results is the impact of the coronavirus (COVID-19) emergency, including, without limitation, recent and ongoing financial market volatility, potential regulatory actions, changes in consumer behaviors and impacts on and modifications to the Company's operations and business relating thereto. We disclaim any obligation to update these forward-looking statements other than as required by law.

Executive Summary

History of Strategic Capital Stewardship Driving Next Phase of Evolution

TEGNA Post Pure-Play: 2018 – 2019

1-Year and 2-Year TSR Relative to Peers

1-Year[1]


56.4%
29.0%
TEGNA
Peers[2]

2-Year[1]


23.6%
3.1%
TEGNA
Peers[2]

- **Transformed the portfolio** to become a pure-play broadcasting company post sale and spin-off of large digital assets in 2017; since 2013, added ~40 stations and divested non-core assets[3]
- Generated attractive revenue and cash flow growth, reduced economic cyclicality and **acquired ~$1.8B of assets**
- Successfully executed on our well-defined five-pillar strategy of value creation as demonstrated by our **TSR and EBITDA multiple expansion out-performance relative to peers**
- Strong continued **growth in political and subscription revenue**, improving stability and durability of revenues

TEGNA Tomorrow: 2020+

- With the challenges faced due to the COVID-19 crisis, we are **fully protecting our employees, supporting our customers and helping our communities**
- **Maintaining strong balance sheet and liquidity** as part of ongoing smart capital management through economic volatility
- **Continuing to rapidly deleverage** – $2.1B of recent opportunistic re-financing resulting in 5% effective interest rate
- Greater concentration of revenue to **higher margin political + subscription to exceed 50% of revenue** for '19/'20
- Proven track record of executing on cost reduction initiatives, with **additional cost savings from expense initiatives already underway** – expected to generate $16M in incremental annualized savings in 2020, $50M additional savings in 2021
- **Ongoing culture and focus on innovation** (i.e., Premion and Justice Network / Quest) to fuel additional growth opportunities
- **Well-positioned for future M&A** given room under FCC cap and top-of-market Big Four retrans rates in large, demographically growing markets

[1] As of 12/31/19
[2] Median of broadcast peers including Nexstar, Sinclair, Gray, Scripps and Meredith
[3] Includes Cars.com spin-off (Jun. 2017), CareerBuilder sale (Jul. 2017), Gannett's publishing business spin-off (Jun. 2015) and London and Belo acquisitions (Dec. 2013 and Jun. 2014, respectively)

TEGNA
4

Transformation Into Pure-Play Reflects Ongoing Focus on Managing our Portfolio of Assets for Greatest Shareholder Return

Successful execution of M&A and strategic initiatives led by the Board and management resulted in…

- Integration post acquisition of Belo (Dec. 2013, $2.2B)
- Acquired six of London Broadcasting's TV stations (Jul. 2014, $215M)
- Announced spin-off of publishing business to **begin evolution into a pure-play broadcasting company** (Aug. 2014)

- **Changed name to TEGNA** (Apr. 2015) and **completed spin-off of publishing business Gannett** (Jun. 2015)

GANNETT → TEGNA

- **Launched the industry's first OTT local advertising network, Premion**, to help TEGNA expand its revenue base and provide access to new markets

PREMION — ONE SOLUTION. EVERY ADVANTAGE.

- **Enhanced focus on digital-first strategy**, including integrating digital into newsrooms (May 2017)
- **Completed spin-off of Cars.com** (Jun. 2017), sale of CareerBuilder (Jul. 2017)

Acquired KFMB's San Diego stations (announced Dec. 2017)

★ ***First acquisition as a pure-play***

…transformation of TEGNA into a pure-play broadcasting company

- **2018 – 2019, *completed 5 acquisitions totaling ~$1.8B***, strengthening our market positioning, portfolio of stations and shareholder value

- Creates **TEGNA Marketing Solutions** (Nov. 2018)

TEGNA MARKETING SOLUTIONS

- Acquired **15 TV & 2 radio stations** in 2019
  - Toledo / Midland-Odessa (Jan. 2019, $105M)
  - Justice / Quest (June 2019, $77M) [1]
  - Dispatch (Aug. 2019, $535M)
  - Nexstar / Tribune Divestiture (Sept. 2019, $740M)

TEGNA Post Pure-Play (2018) | **TEGNA Going Forward** (2019)

2014 → 2015 → 2016 → 2017 → 2018 → 2019 → 2020+

History of evaluating TEGNA's business portfolio and M&A opportunities with an objective lens to best position TEGNA for shareholder value creation

Note: date of M&A deals represents transaction close unless otherwise noted
[1] Acquisition of 85% of multicast networks not owned from Cooper Media

TEGNA

5

Proven Business Strategy to Drive Disciplined Growth and Value

TEGNA's commitment to financial discipline, superior execution and innovative content and marketing solutions creates a compelling long-term value proposition

Five Key Pillars of Value Creation	Superior Execution
Continue to be **best in class operator**	▪ 50%+ of revenues from political & subscription in '19/'20 ▪ ~31%+ Adjusted EBITDA margins in 2019 – above the peer median
Disciplined pursuit of **accretive M&A** opportunities resulting from industry consolidation	▪ ~40 stations acquired and $4B+ of transaction value since '13[1] ▪ Recent deals on track to add $200M of Adjusted EBITDA[2] and free cash flow accretive within nine months ▪ Efficiency of acquisitions have kept us well under the 39% FCC national ownership cap at 32%, with recent transactions only using 3% of space
Pursue **growth opportunities** through innovation and adjacent businesses	▪ Premion in OTT advertising services ▪ Justice Network / Quest in multicast networks ▪ Innovative content: newscast transformation, live TV and digital series Daily Blast Live, VAULT Studios true crime content
Maintain a **strong balance sheet**	▪ Continuing to rapidly deleverage – $2.1B of recent opportunistic re-financing resulting in effective interest rate of 5% ▪ Extended $1.5B revolver through August 2024 and raised debt covenant to 5.5x ▪ ~75% of fixed-rate debt ensures a low cost of debt
Commitment to **free cash flow generation** and a **balanced capital allocation process**	▪ Disciplined allocation between delevering, M&A and dividend

[1] Belo acquisition ~$2.2B closed on 12/23/13
[2] On a 2-year average basis

TEGNA

6

2019 Year in Review – Successful Execution of TEGNA’s Strategy 2019 Operational Accomplishments Closed $1.5B in nearly immediately accretive strategic transactions, enhancing geographic diversity and capitalizing on emerging viewing trends, producing ~$500M revenue, $200M EBITDA and ~$100M FCF on two-year average basis Successfully reached multi-year distribution agreements with Altice, Comcast, Cox, and Spectrum, repricing 50% of our subscribers Premion revenues of $100M+, with 60%+ reach in markets, providing an opportunity to capture revenue well beyond our station footprint 2019 Financial Highlights Total Company revenue of $2.3B, an increase of 4% from 2018 despite near absence of $234M of even-year political revenue driven by subscription and advertising and marketing services, and partial year benefit of acquisitions Subscription revenue of $1B up 20% year-over-year Free cash flow for the year was $376M or 16% of revenue, also exceeding prior guidance Completed $1.1B debt refinancing offering in 2019, and an additional $1.0B refinanced in early 2020 at 4.625% Total company EBITDA of $708M, resulting in a 30.8% margin, and $751M excluding corporate expenses

Content Innovation Strategy: Driving Results in Everything We Do New approaches to both traditional and digital content provide connectivity to our audience and the issues they care about Focus on culturally relevant topics and issues provides ongoing two-way conversation with audiences History of independent, high-quality journalism creates trust and audience loyalty TEGNA maintains the highest commitment to ESG issues and social responsibility Deeply held conviction to make a difference in our work, our Company, and most importantly, our communities Journalists search out stories that matter to their audience while maintaining high ethical standards Serving the Greater Good of our Communities Leading, Innovative Content Ongoing Content Innovation Provides Both Depth and Reach Via Audience Engagement Live, Daily Programs: Innovative Local News Programs Multiplatform News Segments Digital-First Episodic Stories First to Partner With: Serving Unique Audiences Innovative News Content Only national daytime show airing LIVE 4 ½ hours a day across all time zones; distributed in 65 markets including 16 of top 25 markets Live, one-hour, daily topical talk show serving African American audience; 60% total reach between TEGNA markets, TVOne and CleoTV Premier digital content studio that taps stations’ archives of investigative reporting; first 7 podcasts have reached 10M downloads Industry Leading Partnerships with Digital Platforms Live local and national coverage with interactive features and unique content Content such as Ask Me Anything recaps can be incorporated into broadcasters’ interactive packages

One of the largest U.S. broadcasting groups and leading local news and media content provider – largest owner of Big 4 affiliates in top 25 markets, largest NBC affiliate group, and 2nd largest CBS affiliate group Successfully executing on five pillars of value creation strategy – provides strong basis for go-forward growth Strong financial and operational performance delivered in 2019 with $2.3B in revenue representing 21% growth (2019 vs 2017) and EBITDA margin of ~31% Diversification and growth of top-line positions TEGNA for success in an evolving media landscape fueled by content innovation, subscription revenue momentum, digital growth initiatives and growing even-year political revenue Culture of innovation and superior execution, with proven ability to leverage our core assets and capabilities to build new, adjacent businesses, such as Premion Primed for future consolidation opportunities given rapid deleveraging through 2020, top-of-market Big Four retrans rates and ample room under FCC cap Stable, recurring free cash flow generation and disciplined capital allocation drive flexibility and solid dividend yield to further optimize shareholder value Proven creator of shareholder value as reflected in one-year total shareholder returns of 56.4% (~27% above peer median) and two-year total shareholder returns of 23.6% (~21% above peer median) as of December 31, 20191 TEGNA Investment Thesis 1 Median of broadcast peers including Nexstar, Sinclair, Gray, Scripps and Meredith

TEGNA Evolution Executing transformation and delivering shareholder value with a well-defined strategy through 2019

Delivering Compelling Shareholder Value as Pure-Play Broadcaster

Total Shareholder Returns

Following Cars.com spin (Jun. 2017) and sale of CareerBuilder (Jul. 2017), TEGNA structurally became a pure-play competitor


1-Year (12/31/18 – 12/31/19)
2-Year (12/31/17 – 12/31/19)
TEGNA
Peers[1]
56.4%
29.0%
23.6%
3.1%

Execution of Strategy Driving EBITDA Multiple Expansion

Since becoming a pure-play, TEGNA's EBITDA multiple has expanded ~1.5x relative to peers, demonstrating strong creation of value


TEV / EBITDA (12/31/17)[2]
TEV / EBITDA (12/31/19) [3]
8.0x
8.7x
TEGNA
+0.7x
Peers[1]
(0.7)x
8.7x
8.0x
TEGNA
Peers[1]
TEGNA
Peers[1]

Key Drivers

1. Proven Track Record of Executing Financially Strong, Strategically Effective and Cap Efficient Deals
2. Leading Local Stations Provide Wide Audience Reach
3. Disciplined Approach to Capital Allocation
4. Acquisitions Enhancing Value for TEGNA's Shareholders
5. Ongoing Smart Capital Structure Management to Maximize Financial Flexibility through Economic Volatility
6. Repricing of Subscribers Generates Top of Market Retrans Rates and Stable Free Cash Flow Growth

[1] Median of broadcast peers including Nexstar, Sinclair, Gray, Scripps and Meredith
[2] Represents TEV / Avg. of '17E and '18E EBITDA as of 12/31/17; EV reflects latest publicly available balance sheet figures at the time of market update; figures are pro forma for announced and completed transactions as of 12/31/17 where pro forma information is publicly available at the time of market update
[3] Represents TEV / Avg. of '19E and '20E EBITDA as of 12/31/19; EV reflects latest publicly available balance sheet figures at the time of market update; figures are pro forma for announced and completed transactions as of 12/31/19 where pro forma information is publicly available at the time of market update

TEGNA

11

1 Proven Track Record of Financially Strong, Strategically Effective and Cap Efficient Deals at Attractive Multiples

- **Acquisitions in high-spend battleground states** strategically position TEGNA to maximize political ad spend in 2020
- **Track record of cap efficient deals** – additional ~$60M of EBITDA for each point under the cap

Acquisition vs. TEGNA's Historical FV / EBITDA Multiple

TEGNA ~8.0-9.0x 2017-2019 FV / EBITDA Multiple[1]

	6.6x	5.0x	7.9x	6.7x
Target	**Midwest**	**Toledo / Midland-Odessa**	**Dispatch**	**Nexstar / Tribune**
Transaction Value	$325M	$105M	$535M	$740M
Transaction Close	Feb-2018	Jan-2019	Aug-2019	Sept-2019
EBITDA Multiple	'17/'18 EBITDA including run-rate synergy and tax benefits	'17/'18 EBITDA including run-rate synergy and NPV of tax benefits	'18/'19 EBITDA[2] including run-rate synergy benefits	'18/'19 EBITDA including run-rate synergy and tax benefits

Deals done at attractive multiples below or near TEGNA's trading multiple indicate value accretive deals

[1] 2019 FV / EBITDA multiple represents TEV / Avg. of '19E and '20E EBITDA as of 12/31/19; EV reflects latest publicly available balance sheet figures at the time of market update; figures are pro forma for announced and completed transactions as of 12/31/19 where pro forma information is publicly available at the time of market update. 2017 FV / EBITDA multiple represents TEV / Avg. of '17E and '18E EBITDA as of 12/31/17; EV reflects latest publicly available balance sheet figures at the time of market update; figures are pro forma for announced and completed transactions as of 12/31/17 where pro forma information is publicly available at the time of market update

[2] Excludes tax benefits given all stock transaction

TEGNA

12

2 60+ Stations in 50+ Large, Demographically Growing Markets: Leading Local Stations Provide Wide Audience Reach

41.3M[1]
Adults reached via linear TV on our primary affiliates

>60M[2]
Unique digital visitors reached per month

31M[3]
Social followers for primary branded accounts

- **TEGNA stations consistently out-perform in network programming** such as primetime, late night and network news programs
- **Strong local stations / brands drive favorable and successful network, syndication and distribution agreements**
- **Extending local station brands** by redefining news and information multi-platform offerings, particularly OTT
- **Growing share of audience and advertising revenue** by producing unique local content coupled with consumer insights
- **Becoming audience's first choice** by leveraging all our platforms to increase engagement
- **Content produced every day by journalists who have received most prestigious awards in the industry**, including:

News & Documentary Emmy Awards

Alfred I. duPont Columbia University Awards — 2x

Edward R. Murrow Awards — 10x National, 91x Local

The University of Georgia George Foster Peabody

The Norman Lear Center | USC Annenberg The Walter Cronkite Award — 4x

[1] As of November 2019
[2] Q4 2019, ComScore
[3] Aggregate of Facebook, Twitter and Instagram followers

TEGNA 13

Disciplined Approach to Capital Allocation Leverage up for strategic, accretive M&A (as buyer) Pursue accretive M&A (as buyer or seller) / return capital via share buybacks Integrate / divest assets and maximize earnings, free cash flow, value / proceeds Invest in organic growth (capex) and pay steady dividend Deleverage with strong excess FCF generation further building firepower Self-Fulfilling Capital Allocation Model… …Provides Multiple Opportunities to Create Value TEGNA’s Board and management have deep experience in evaluating all opportunities to create value for shareholders and continuously do so Rigorous approach taken to evaluate M&A opportunities to strategically enhance TEGNA’s competitive position while also generating attractive returns $300M of proceeds from divestitures and cash proceeds from equity investments from 2017-2019 provided additional capital for reinvestment Low capital intensive model allows for high free cash flow conversion, enhanced by high free cash flow generating assets acquired Balanced capital approach increases firepower while providing strong shareholder returns through equity appreciation and dividends 3

4 Acquisitions are Enhancing Value for TEGNA's Shareholders

Impact from $1.5B of Acquisitions Closed in 2019

1 Scale	+ 15 Stations
2 Revenue	+ ~$500M
3 EBITDA	+ ~$200M
4 FCF	+ ~$100M

All transactions accretive to FCF immediately and to EPS within 9 months

Transformative Impact of M&A

- **Expanded footprint as one of the largest U.S. broadcasting groups** with strategic position in high-spend political ad markets
- **Effective repeatable strategy and track record of integrating assets** by quickly extracting synergies and maximizing value
- **Rapid deleveraging** from 4.9x at end of 2019 for accretive acquisitions
- **Top-of-the-market rates for our portfolio of Big Four affiliates** help us recognize "mechanical" synergies when we acquire smaller businesses that have less scale
- **Ample room under the cap (7% remaining) to pursue additional M&A** given efficiency of recent acquisitions
- **Recent acquisitions have efficiently added significant revenues, EBITDA and free cash flow** while using only three points of cap headroom
- **Buyer multiples reflect the superior value** extracted by applying our top-of-the-market retransmission rates to acquired assets
- **Top-of-the-market rates for our portfolio of Big Four affiliates** help us recognize "mechanical" synergies when we acquire smaller businesses that have less scale

15

Ongoing Smart Capital Structure Management to Maximize Financial Flexibility through Economic Volatility Steady leverage over time and favorable refinancings at attractive interest rates Focus on Deleveraging Strong Balance Sheet, Opportunistic Refinancings Increased leverage by 1.0x from 2018 – 2019 for ~$1.5B accretive, highly strategic acquisitions Strong organic and inorganic free cash flow generation of 19 – 20% of revenue from ’19-’20 further enhances ability to delever quickly, thereby providing additional firepower In August 2019, $1.5B revolver extended through August 2024 to increase financial flexibility; ended the year with ~$900M drawn Significant room under 5.5x debt covenant increased at time of last acquisition Minimal near-term maturities in 2020 $20M due in June 2020 and $105M due in September 2020 $2.1B of debt refinanced in 2019 and early 2020 Well-timed offering leveraged historically low interest rates (new effective interest rate of 5%) Generated ~$10M of interest expense savings In September 2019, completed $1.1B private placement of senior notes at 5.0% interest rate due in September 2029 On January 9th, completed $1.0B refinancing of senior notes at 4.625% interest rate due in March 2028 Same call features as previously issued notes Update to show end of 2017, end of 2019, end of 2019, mid 2020 and end of 2020. Then add arrows over top showing the upward trend from 2017-2019 then downward trend from 2019 to 2020 (LT debt + SH debt + cash)/LTM EBITDA 4.9x [4.6x] [3.9x] 3.9x 5 2018 2019 4.9x 4.6x ~4.0x 3.9x Leverage up for accretive acquisitions Continuing path of rapid deleveraging Net Leverage Over Time 2020+

Subscription fees repriced by Q4 2020 Subscription fees repriced in 2019 of total subscribers repriced at top-of-market rates 85% Repricing of Subscribers Generates Top of Market Retrans Rates and Stable Free Cash Flow Growth Contractual commitments provide for clear visibility and predictability of FCF growth as well as a buffer against ad market volatility 1 Strong Momentum in Subscription Revenue 2 3 Recent Affiliation Multi-Year Renewals CAGR +30% NBC 42% of subs; renews beginning 2021 FOX 6% of subs; renews Mid 2022 CBS 30% of subs; renews end of 2022 ABC 22% of subs; renews late 2023 + + 85% Subscribers to be Repriced + Mid–20s growth going into 2020 + Mid–Twenties growth going into 2020 6

TEGNA Going Forward Strongly positioned to continue driving growth and shareholder value in 2020 and beyond

TEGNA 2020 and Beyond: Key Drivers of Ongoing Momentum Key Drivers Financial Strength Enhanced by Increase in High-Margin Subscription and Political Revenue Streams Investing in Growth Through Innovation: Premion OTT Ad Network Extending Beyond TV Reach Well-Positioned for Further Broadcast Consolidation Additional Upside Opportunities Drive Future Value Well-Positioned to Continue to Drive Top-line Growth and Generate Strong EBITDA Margins Above Peer Median Operational Excellence and Significant Ongoing Cost Reduction Produces Strong, Recurring Free Cash Flow 1 2 3 4 5 6 TBU VH comment re: “q1 political outlook, timing shift in calendar v 2q, full year”

1 Well-Positioned to Continue to Drive Top-line Growth and Generate Strong EBITDA Margins Above Peer Median

Strong Revenue Growth, Past and Future (Post Pure-Play)

% denotes revenue growth from previous even or odd year, as appropriate



10.7%
20.8%
$2,207
$2,299
2018
2019
Even Year
Odd Year

…with EBITDA Margins Above Peer Median (Post Pure-Play)



TEGNA
Peers1
35.4%
30.9%
30.8%
27.9%
2018
2019
Even Year
Odd Year

Drivers of TEGNA's Continued Growth

1 Scale / Footprint

- Leading local news and media content provider in markets served
- Positioned in strategic markets to monetize on record level political advertising spend

2 Premion Innovation

- Growth over past two years positions TEGNA to capture revenue well beyond current station footprint
- Well-positioned to further capture market share in OTT advertising

3 Subscribers Repriced

- 85% subscribers repriced by YE 2020 supports ability to secure top-of-market retrans rates for portfolio of Big Four affiliates
- Recent multi-year Big Four affiliate agreement renewals

4 Continued M&A

- Strong FCF generating acquisition to provide further capital for investment in growth
- Stronger AMS[2] revenue across full portfolio of stations, including the 15 stations recently acquired

[1] Median of broadcast peers including Nexstar, Sinclair, Gray, Scripps and Meredith
[2] Advertising & Marketing Services: Advertising (Excluding Political) + Digital revenue

TEGNA

20

Financial Strength Enhanced by Increase in High-Margin Subscription and Political Revenue Streams Profitable, predictable subscription revenues growing rapidly – percentage of subscription revenue outpacing the industry average Strong local news stations play a central role in all local political marketing strategies as evidenced by significant political revenue growth, which continues to add stability to advertising revenue on a two-year basis Expect high-margin political and subscription revenues to account for approximately half of total two-year revenues in ’19/’20, and a higher percentage on a rolling two-year cycle going forward Expect growing subscription and political revenues will continue to be relatively immune from secular or economic trends 1 Advertising & Marketing Services: Advertising (Excluding Political) + Digital revenue Advertising & Marketing Services1 Subscription Political Other Total Revenue (In $M) Subscription + Political Revenue > 50% of ’19/’20 Revenues Shift in TEGNA Revenue Composition 2

Operational Excellence and Significant Ongoing Cost Reduction Produces Strong, Recurring Free Cash Flow Key Drivers of Strong Free Cash Flow Capex-light business model (~$50-60M annual recurring capex on annual revenues of ~$3B) further frees up cash flow for additional capital allocation opportunities Acquisition of high-quality assets generates incremental strong free cash flow Track record as low cost operator and successful integrations allow for extraction of incremental synergies Aggressive cost reductions to yield substantial savings: Company-wide efficiency efforts generated $50M of cost savings since June 2017 with ongoing pull through 3 Shared Service Support Centers 1 Company-Wide Financial Systems Consolidation 2 Automation of Sales Support Process 3 Over $17M in savings from consolidation of support functions since 2017 The ad traffic monitoring completed in 2020 drives incremental cost savings annually $16M in 2020 incremental annualized cost reductions from the implementation of enterprise-wide financial system and traffic monitoring platform; $50M additional savings realized in 2021 driven by existing initiatives underway and new projects Cost Reduction Initiatives National sales taken in-house through creation of a unified national sales organization Cost Reduction Initiatives

Investing in Growth Through Innovation: OTT Ad Network Extending Beyond TV Reach Compelling OTT Market Opportunity Premion’s Competitive Advantage 1 Fast-Growing Market1 2 Under-Penetrated Market1 2019 2021 1.6x in 2 years 30% 3% of TV viewing of TV ad market but only… 1 Extending Reach Beyond TV 60%+ Minimal incremental investment required for additional growth reach in markets 210 DMAs 2 Synergies with TEGNA’s National AND Local Sales Force Revenue $100M+ Premion 2019 revenue contribution Margins High teens at maturity Low single digit 110M 600M 1 Magna (Spring 2019) Premion by the Numbers 3 Strategic OTT Partnership with Gray Television households devices Accelerates Premion’s already exceptional growth by expanding local footprint and leveraging Gray’s strong-performing stations 4 $3.8B $6.2B

39% FCC Ownership Cap 7% remaining under the cap with the current UHF discount Source: Company Data and SNL Kagan Well-Positioned for Further Broadcast Consolidation TEGNA has ample room under the cap to pursue additional M&A given efficiency of recent acquisitions TEGNA Could Acquire Stations Covering 7% of Households 5

6 Additional Upside Opportunities Drive Future Value

A Changing Regulatory Environment

- Potential relaxation in broadcast TV regulation could potentially unlock significant M&A opportunities
  - Increase in the FCC's national ownership cap
  - Softening of in-market consolidation rules – TEGNA is particularly well-positioned to benefit as we only have one station in most of our markets

B Material Industry Changes

- Possible benefits from regulatory changes surrounding sports gambling, which are likely to encourage engagement and increase viewership in live sports events
- Well-positioned for "cord cutting" and "cord thinning" – even if overall subscriber levels fall, TEGNA's focus on Big 4 stations will allow it to gain a greater share of the remaining viewership
- Spectrum changes, such as adoption of ATSC 3.0, facilitating ability to provide customers with better quality and more flexibility while improving monetization of existing spectrum

C Hypothetical Additional M&A

- TEGNA's Board and management have deep experience in evaluating all strategic opportunities
- Currently benefit from remaining 7 points under the FCC ownership cap
- A hypothetical $750M acquisition, with similar financial characteristics to our most recent deals and a buyer multiple of roughly 8x, would add:
  - ~$300M revenue through 2020-21
  - ~$100M in annualized EBITDA through 2020-21

TEGNA

25

One of the largest U.S. broadcasting groups and leading local news and media content provider – largest owner of Big 4 affiliates in top 25 markets, largest NBC affiliate group, and 2nd largest CBS affiliate group Successfully executing on five pillars of value creation strategy – provides strong basis for go-forward growth Strong financial and operational performance delivered in 2019 with $2.3B in revenue representing 21% growth (2019 vs 2017) and EBITDA margin of ~31% Diversification and growth of top-line positions TEGNA for success in an evolving media landscape fueled by content innovation, subscription revenue momentum, digital growth initiatives and growing even-year political revenue Culture of innovation and superior execution, with proven ability to leverage our core assets and capabilities to build new, adjacent businesses, such as Premion Primed for future consolidation opportunities given rapid deleveraging through 2020, top-of-market Big Four retrans rates and ample room under FCC cap Stable, recurring free cash flow generation and disciplined capital allocation drive flexibility and solid dividend yield to further optimize shareholder value Proven creator of shareholder value as reflected in one-year total shareholder returns of 56.4% (~27% above peer median) and two-year total shareholder returns of 23.6% (~21% above peer median) as of December 31, 2019 TEGNA Investment Thesis

TEGNA’s History of Strong & Diverse Leadership and Corporate Governance

Experienced Leadership with History of Driving Results Dave Lougee President and Chief Executive Officer Lynn Beall Executive Vice President and COO of Media Operations Anne Bentley Vice President and Chief Communications Officer Victoria D. Harker Executive Vice President and Chief Financial Officer Ed Busby Senior Vice President of Strategy Akin Harrison Senior Vice President, General Counsel and Secretary Jeffery Newman Senior Vice President and Chief Human Resources Office Over 120 Years of Combined Industry Experience

Director Expertise Aligns with Our Long-Term Strategy

Desired Board Skill	Specific Area of Expertise Represented on Board	# of Directors with Skillset / Experience
Core business fundamentals	***Financial***	●●●●●●
	Marketing	●●●●●●
	Operational	●●●●●●●●●●
Protect and enhance long-term value	***ESG***	●●●●●●●
Strong independent oversight & leadership capabilities	***Public Co. Board***	●●●●●
	Public Co. C-Suite	●●●●●●
	Leadership	●●●●●●●●●●●●
Industry-specific experience	***Media***	●●●●●●●●●●
	Digital / Technology	●●●●●●
Capital allocation and integration expertise	***M&A***	●●●●●●

Director Oversight

TEGNA has a highly capable Board with a track record of operational excellence and successful M&A execution that actively and regularly reviews and oversees development and implementation of long-term strategic plan to drive shareholder value

Recently added Directors' skills align with TEGNA's strategy, provide further insight into the evolving media landscape, enhance financial/M&A experience



Karen Grimes *(Feb. 2020)*
Deep financial and investment expertise, including in media and advertisers, and extensive leadership experience

Adds investor perspective within the Boardroom and enhances depth of financial expertise



Gina Bianchini *(Feb. 2018)*
Deep expertise in social media and community building technology platforms; significant digital and start-up experience

Experience using technology to connect people mirrors our purpose of serving the greater good and helps TEGNA to evolve in the digital age



Stuart Epstein *(Feb. 2018)*
Extensive experience in media, technology and deep transactional experience; CFO of NBC Universal and also oversaw NBC operating stations

M&A Transaction, strategic, operational and industry experience helps us to analyze opportunities for organic and inorganic growth



Melinda Witmer *(Dec. 2017)*
Experience in capitalizing on market opportunities and emerging media platforms; extensive experience negotiating transactions with local and national broadcasters

Industry knowledge of changing consumer trends enhances our ability to anticipate and capitalize on market opportunities

TEGNA

29

Independent, Diverse and Engaged Board



Howard D. Elias
Independent Chairman, TEGNA
- President, Dell Technology Services and Digital
- Former President and COO, EMC Global Enterprise Services



Dave Lougee
President and CEO, TEGNA
- Former President, TEGNA Media
- Former President of Broadcasting, Gannett Co., Inc.



Gina L. Bianchini
- Founder and CEO, Mighty Networks
- Former CEO and Co-Founder, Ning, Inc.



Stuart J. Epstein
- CFO, DAZN Group
- Former Co-Managing Partner, Evolution Media
- Former CFO, NBCUniversal



Lidia Fonseca
- EVP, Chief Digital and Technology Officer, Pfizer
- Former CIO, Quest Diagnostics



Karen H. Grimes
- Former Partner, Senior Managing Director, and Equity Portfolio Manager, Wellington Management
- NEW *February 2020*



Scott K. McCune
- Founder, MS&E Ventures
- Former VP, Global Media and Integrated Marketing, The Coca-Cola Company



Henry W. McGee
- Senior Lecturer, Harvard Business School
- Former President, HBO Home Entertainment



Susan Ness
- Distinguished Fellow, The German Marshall Fund of the U.S.
- Former FCC Commissioner



Bruce P. Nolop
- Former CFO, E*TRADE Financial Corporation
- Former CFO, Pitney Bowes Inc.



Neal Shapiro
- President and CEO, WNET
- Former President, NBC News



Melinda C. Witmer
- Founder, LookLeft Media
- Former Chief Video and Content Officer, Time Warner Cable (now Spectrum)

Independent Oversight and Leadership:
- 11 of 12 directors on the Board are independent
- Leadership structure allows for effective, independent Board oversight and communication, while enabling the CEO to focus on executing the strategic plan and managing operations

Active and Engaged Directors:
- Significant amount of time dedicated to Board strategy discussions
- Director participation in extensive shareholder engagement program
- Regularly evaluates all opportunities to create value

Annual Evaluation and Commitment to Refreshment:
- Annual assessment conducted to assess effectiveness of Board and committees
- Ongoing board refreshment process resulted in six new independent directors added over the past five years and the transition of the chairman role during 2018[1]

Gender & Racial Diversity


17%
Racially & Ethnically Diverse


42%
Female

Tenure[1]

Average Tenure: **5.7 yrs**

[1] Includes Gannett board membership prior to the spin-off

TEGNA

30

Substantial Board Operational and M&A Experience

Deep Operational Experience…

***10 of 12** TEGNA directors have operational expertise*

Henry W. McGee



- Prior to serving as President of HBO Home Entertainment for ~20 years, was HBO Video SVP of Programming
- Deep understanding of technology use and all aspects of wholesale distribution and international markets

Neal Shapiro



- Former Head of NBC News, leading its top-rated programs, including *Today, Meet the Press* and *Dateline NBC*: worked with both NBC owned and operated TV stations and all NBC local affiliate stations
- Current head of WNET, operating three public television stations in the largest market in the country
- Expert in overseeing operations and strategy of news networks

Melinda Witmer



- Former EVP and Chief Video and Content Officer at Time Warner Cable, then the country's second largest cable company by revenue
- Expert in the negotiation of content distribution agreements with local broadcasting groups

…and Track Record of M&A

***6 of 12** TEGNA directors have significant M&A expertise*

Howard D. Elias



- Serves as President, Dell Technology Services and Digital and was previously President and COO, EMC Global Enterprise Services
- Led EMC through Dell / EMC integration, overseeing value creation for the largest technology merger in history

Stuart Epstein



- Former CFO of NBC Universal including all NBC owned and operated local television stations
- Previously served as Global Head of Morgan Stanley's Media & Communications team where he advised on numerous large transactions, including Comcast in its merger with NBC Universal

Susan Ness



- Analyzed and approved numerous broadcasting transactions during tenure as FCC Commissioner
- Extensive experience and expertise in global and domestic communications and media policy

TEGNA

31

Multiple touchpoints with the Board in the deal process: Review strategic fit, financial overview and preliminary financial analyses prior to initial non-binding submission Updates as the transaction progresses (diligence findings, terms of the transaction, competitive dynamics, etc.) Final transaction approval which would also include final analyses from mgmt. Includes discussions surrounding any material diligence findings, financial model including synergies, financial impact to TEGNA financials, etc. Typically assisted in diligence and negotiation by external advisors Board’s Involvement in M&A Procedures M&A Updates in Quarterly Board Meetings TEGNA’s Board plays an active and ongoing role in reviewing the M&A landscape. This includes specific review of terms and valuation for all proposed material acquisitions or divestitures Includes overall discussion of the M&A landscape and art of possible transactions (financial considerations, evaluation of potential use / availability under FCC ownership cap, willingness of parties to transact, etc). Session includes a discussion / update on specific active deals and potential opportunities M&A efforts are not limited to station M&A – at various times, we have explored adjacencies or different lines of business / acquisitions Typically includes external advisors Minimum of 1 hour allocated to these discussions at each quarterly board meeting TEGNA’s Board Plays a Critical Role in the M&A Process While we have chosen not to pursue some potential transactions due to lack of financial or strategic fit, our Board applies the same thorough process to each potential opportunity, reflecting the ongoing comprehensive Board involvement

Regulates quality and integrity of the financial reports Compliance with legal and regulatory requirements Independent registered public accounting firm’s qualifications and independence Performance of the Company’s internal audit function Appoints and is responsible for setting the compensation of the Company’s independent registered public accounting firm Reviews the independent registered public accounting firm’s qualification, performance and independence on an annual basis. Oversees the adequacy and effectiveness of the Company’s accounting and financial controls Oversees guidelines and policies that govern the process by which the Company undertakes financial, accounting and audit risk assessment and risk management Each quarter, reviews financial results for most recently-completed quarter as well as projection for quarter ahead Compared to prior year (1 year and 2 year), budget, forecast and Street estimates Income statement focus on each of the major revenue line and expense items and trends related to: Revenue: AMS, Subscription, Political and Total Expense: Total with and without programming Cash flow related metrics that receive focus: Adjusted EBITDA FCF as a % of Revenue Focused on TEGNA’s Key Metrics Oversight for Financial Reporting Rigorous Board Oversight of Operational Execution Approximately 1/3rd of each Board meeting is dedicated to discussing operations including performance relative to benchmarks and improvements

Corporate Governance Profile Reflects Commitment to Long-Term Interests of our Shareholders Regularly Refreshed and Independent Board Independent Board chair 11/12 independent Board members Regular executive sessions of independent directors Balanced tenure Ongoing board refreshment to align with business evolution Proxy access bylaw provision Diverse, Active and Engaged Board 42% gender diverse Board 17% of Board is ethnically diverse Long-standing shareholder engagement program, including participation by our Independent Chair Significant Board engagement on strategy, capital deployment and risk oversight All directors received > 97% support at annual meeting over the past three years1 Annual Board performance evaluation Substantial portions of total compensation at risk and performance-based Review of compensation and financial performance against internal budgets, results from prior years and peer data to ensure alignment in pay outcomes Anti-hedging and anti-pledging Clawback policy for NEOs Robust executive stock ownership guidelines for NEOs Double-trigger change-in-control and no new excise tax gross-ups since April 2010 Average of 94% say-on-pay support over the past five years Corporate Governance Compensation Governance Our Board has instituted governance practices that ensure TEGNA operates in ways that support the long-term interests of our shareholders 1 Applies to Directors that have been on the Board since 2017

Commitment to Risk Management The Board oversees risk management through regular discussions with senior leadership, considering risks in the context of the Company’s strategic plan and operations Enterprise risk management program enhances the Board and management’s ability to identify and respond to strategic, market, operational and compliance risks facing the Company Each Board committee also considers risks within its area of responsibility, including the recently-created Public Policy and Regulation Committee which considers risks related to certain legal, regulatory, compliance and public policy matters including media, antitrust and data privacy laws and regulations Implemented multifactor authentication for personnel who have access to confidential and sensitive data Migrated applications under centralized authentication and authorization tool (Okta), allowing regular monitoring of system access Conduct training on compliance with HIPAA for all HR employees to ensure affected personnel understand how to treat and manage “protected health information” that may be in their possession Evaluating senior leadership’s processes to identify, assess, manage and monitor risks confronting the Company is one of the most important areas of the Board’s oversight TEGNA’s Board and management are focused on staying ahead of key risks facing our business Board’s Role in Risk Oversight Focus on Data Privacy

Social Capital Environment Corporate Governance Human Capital Key Focus Areas of Our Corporate Social Responsibility and Sustainability Efforts TEGNA is committed to embedding sustainability throughout our business. We are focused on social, human, environmental and corporate governance practices that strengthen communities, and protect and enhance TEGNA’s long-term value Our Board’s Public Policy and Regulation Committee guides the Company’s corporate social responsibility and sustainability efforts, and reviews and reports on these efforts on a periodic basis to our Board Since 2018, Social Responsibility Highlights are updated each year and a Social Responsibility portion of our corporate website has been created to better reflect and report on our corporate social responsibility practices Creating societal impact is at the core of our purpose to serve the greater good of our communities TEGNA is committed to building a fully inclusive culture and equity in talent hiring and management decisions The Board has implemented strong corporate governance policies that align with best practices for publicly held companies and the evolving expectations of shareholders and institutional investors1 TEGNA is committed to managing our environmental impact responsibly and protecting the environment through our investigative journalism and business practices 1 See slide 31 for an overview of our governance provisions

Ongoing Pledge to Corporate Social Responsibility In 2019, TEGNA completed a comprehensive, companywide employee survey to determine employee perceptions of working at TEGNA and the benefits we offer; based on employee feedback, we continued to invest in our employees by upgrading benefits to improve quality of life while reducing healthcare expenses for our employees We invest annually in diversity-related leadership, development, training, recruitment and internship opportunities Women comprise 42% of the Board and 47% of our workforce In 2019, 52% of promotes were women; 24% were ethnic minorities In 2019, 68% of interns were women; 41% were ethnic minorities Through TEGNA Foundation Media Grants, we support education, training and programs for diverse student journalists associated with the Asian American Journalist Association, National Association of Black Journalists, National Association of Hispanics Journalists, Native American Journalists Association and The Association of LGBTQ Journalists In 2019, minority and women-owned businesses were awarded 13% of TEGNA’s spending on outside products and services (based on analysis of the top 100 vendors), exceeding the 5-10% average spend by companies of a similar size For the fourth consecutive year, we have been recognized as a Best Place to Work for LGBTQ Equality, receiving a perfect score on the 2020 Corporate Equality Index administered by the Human Rights Campaign Foundation The TEGNA Foundation matched more than 1,000 employee charitable donations dollar for dollar, totaling more than $500,000 U.S. Employee Profile Women Ethnic Minorities Total Management 41.4% 14.2% Total Non-Management 48.0% 24.1% Total TEGNA 47.0% 22.6% Human Capital

TEGNA’s Environmental Policy promotes the operation of our business in a manner that is environmentally responsible by reducing our carbon footprint and conserving energy TEGNA stations also regularly report on environmental and sustainability issues impacting our communities, that have, in many instances, made a difference in the lives of the communities Seek to take space in LEED-certified buildings that are designed for energy efficiency, including TEGNA’s new headquarters in Tysons, Virginia which offers access to public transportation, electric vehicle charging ports and is designed to reduce energy consumption through daylight harvesting, occupancy sensors and zoned HVAC Implemented several energy efficiency strategies including upgrading stations’ studio lighting to LED and HVAC upgrades Reduced unnecessary business travel by utilizing video conferencing technology across the business Installed on-demand office printers to reduce paper use and minimize waste Reviewing additional ways to move to renewable energy sources to reduce our environmental impact TEGNA stations regularly conduct investigations that make an impact in communities and change public policy Raised more than $100M in 2019 in support of diverse local causes that address specific needs in our communities The TEGNA Foundation Community Grants program made 225 grants totaling $1.5M; grants are distributed within the United Nations Sustainable Development Goal framework Journalistic Integrity Conduct regular ethics trainings and adopted Principles of Ethical Journalism and Social Media policies Vigorous advocate for First Amendment principles and recognize the important role news organizations play in informing the public Conduct training to combat disinformation in Company’s 49 newsrooms in 2020 Expanded news fact-checking initiative VERIFY by adding additional regional fact-checkers to provide transparency in the reporting process Ongoing Pledge to Corporate Social Responsibility (Cont’d) Social Capital Environment

TEGNA’s Role as Trusted News Source, and Commitment to Employee Wellbeing, Increasingly Critical in COVID-19 Pandemic TEGNA produces trusted and impactful content across platforms, telling the stories that matter and keeping viewers informed. As a journalism organization, we have a higher responsibility, and ability, to serve our communities in times of crisis Emergency and business continuity plans are in place at all of our stations. Our station teams are meeting very frequently to discuss and stay ahead of the rapidly developing dynamics of the situation Proactive steps to safeguard our newsrooms and newsroom employees include limiting the number of news and production employees physically at stations, safety measures for crews in the field, eliminating guests, using social distancing, and implementing telework for non-news staff Cross-functional task force in place to manage the Company’s business continuity plans and implementation Due to the sensitivity of news production equipment, we have trained our operators on the appropriate cleaning and disinfecting of equipment and have implemented a cleaning regimen between shifts For all employees, we have implemented travel, telework and other human resource policies to safeguard employee health “Facts Not Fear” Our news leadership team and news directors have outlined a “Facts not Fear” mission for all of our newsrooms as they cover crisis situations, including the COVID-19 pandemic. This means keeping coverage informative, non-sensational and providing context and perspective to our audiences Business Continuity Safeguarded Through Our Established, Thoughtful Contingency Policies and Procedures

Qualified, engaged and independent Board of Directors oversee the implementation and execution of TEGNA’s business strategy with openness to all avenues of shareholder value creation Operational growth drivers, such as content innovation, subscription revenue and digital growth initiatives, combined with growing political revenue, diversify our revenue and position TEGNA for success in an evolving media landscape Robust free cash flow generation and a disciplined approach to capital allocation drive attractive dividends, balance sheet flexibility and provide downside protection Commitment to serving as a best in class operator and maintaining financial discipline drives attractive margins and free cash flow and fuels M&A and organic growth TEGNA remains well-positioned for further consolidation opportunities with headroom under the national ownership cap and a repeatable strategy for acquisitions that has been proven out over multiple transactions Corporate governance and compensation practices align with company performance and support sustainable shareholder value creation Commitment to corporate social responsibility (CSR) initiatives and human capital management underpins our business strategy, fosters a positive corporate culture and allows us to serve the greater good of our communities Deliberate Growth Strategy Generating Compelling Shareholder Value

Appendix

Reconciliations from “Net income” to “Adjusted EBITDA” are presented below (in thousands): Adjusted EBITDA - Non-GAAP 2019 Net income (GAAP basis) $286,235 Plus: Provision for income taxes 89,422 Plus: Interest expense 205,470 (Less): Equity income in unconsolidated investments, net (10,149) Plus: Other non-operating items, net (11,960) Operating income (GAAP basis) $559,018 Plus: Severance expense 6,364 Plus: Acquisition-related costs 30,756 Plus: Advisory fees related to activism defense 6,080 Less: Spectrum repacking reimbursements and other, net (5,335) Adjusted operating income (non-GAAP basis) $596,883 Plus: Depreciation 60,525 Plus: Amortization of intangible assets 50,104 Adjusted EBITDA (non-GAAP basis) $707,512 Corporate - General and administrative expense (non-GAAP basis) 43,085 Adjusted EBITDA, excluding Corporate (non-GAAP basis) $750,597

Reconciliations from “Net income” to “Free cash flow” are presented below (in thousands): Free Cash Flow Reconciliation Net Income from continuing operations (GAAP basis) $286,235 Plus: Provision for income taxes 89,422 Plus: Interest expense 205,470 Plus: Acquisition-related costs 30,756 Plus: Depreciation 60,525 Plus: Amortization 50,104 Plus: Stock-based compensation 20,146 Plus: Company stock 401(k) contribution 9,558 Plus: Syndicated programming amortization 60,757 Plus: Severance expense 6,364 Plus: Advisory fees related to activism defense 6,080 Plus: Cash dividend from equity investments for return on capital 1,325 Plus: Cash reimbursements from spectrum repacking 16,974 (Less) Plus: Other non-operating items, net (11,960) Less: Tax payments, net of refunds (84,045) Less: Spectrum repacking reimbursement and other, net (5,335) Less: Equity income in unconsolidated investments, net (10,149) Less: Syndicated programming payments (58,436) Less: Pension contributions (23,101) Less: Interest payments (186,086) Less: Purchases of property and equipment (88,356) Free cash flow (non-GAAP basis) $376,248 2019

Presentation of Non-GAAP Information We use non-GAAP financial performance to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.   We discuss Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that we believe offers a useful view of the overall operation of our businesses. We define Adjusted EBITDA as net income before (1) interest expense, (2) income taxes, (3) equity income in unconsolidated investments, net, (4) other non-operating items, net, (5) severance expense, (6) acquisition-related costs, (7) advisory fees related to activism defense, (8) spectrum repacking reimbursements and other, net, (9) depreciation and (10) amortization. We believe these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.   We also discuss free cash flow, a non-GAAP performance measure. Beginning in the first quarter of 2019 we began using a new methodology to compute free cash flow. The change in methodology was determined to be preferable as it better reflects how the Board of Directors reviews the performance of the business and it more closely aligns to how other companies in the broadcast industry calculate this non-GAAP performance metric. The most directly comparable GAAP financial measure to free cash flow is Net income from continuing operations. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) pension reimbursements, (5) dividends received from equity method investments and (6) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.   In this investor presentation, we present Free Cash Flow as a percentage of Revenue (FCF as % Revenue) for the period 2019-2020. We are not able to reconcile Free Cash Flow for 2020 to its comparable GAAP financial measure without unreasonable efforts because certain information necessary to calculate the measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted. Examples of such information include (1) government reimbursement for spectrum repacking, the amount and timing of which are uncertain (2) share based compensation, which is impacted by future share price movement in our stock price and also dependent on future hiring and attrition (3) expenses related to acquisitions and dispositions, the timing and volume of which cannot be predicted. In addition, we believe such a reconciliation could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that we may exclude from the non-GAAP numbers, when determined, may be significant to the calculation of the comparable GAAP measure.

Important Additional Information TEGNA has filed a preliminary proxy statement and form of GOLD proxy card with the SEC in connection with the solicitation of proxies for TEGNA’s 2020 Annual Meeting of shareholders (the “Proxy Statement” and such meeting the “2020 Annual Meeting”). TEGNA, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2020 Annual Meeting. Information regarding the names of TEGNA’s directors and executive officers and their respective interests in TEGNA by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in TEGNA’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020. Details concerning the nominees of TEGNA’s Board of Directors for election at the 2020 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF TEGNA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other documents filed by TEGNA free of charge from the SEC’s website, www.sec.gov. TEGNA’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to TEGNA, 8350 Broad Street, Suite 2000, Tysons, VA 22102, or from the TEGNA’s website, https://www.tegna.com.